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Exhibit 23.2


Beckstead and Watts, LLP
Certified Public Accountant                     3340 Wynn Road, Ste. B
                                                Las Vegas, NV 89102
                                                702.257.1984
                                                702.362.0540 (fax)


April 23, 2004

TO WHOM IT MAY CONCERN:

I have issued my report dated May 13, 2003, accompanying the financial Statements of Power Technology, Inc. contained in its Form 10-KSB annual Report. I consent to the use of the aforementioned report in the Form S-8 Registration statement.


Signed,

/s/ Beckstead and Watts, LLP
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